November 23, 2016	Exhibit 5.01

Energous Corporation

3590 North First Street, Suite 210

San Jose, CA 95134

Ladies and Gentlemen:

At your request, as counsel to Energous Corporation, a Delaware corporation (the “Company”), we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about November 23, 2016, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) an aggregate of 2,150,000 shares (the “EIP Shares”) of the Company’s Common Stock, par value $0.00001 per share (“Common Stock”) subject to issuance by the Company upon the exercise or settlement of awards (including any stock option, restricted stock, stock bonus, stock appreciation right, restricted stock unit or award of performance shares) granted or to be granted under the Company’s 2013 Equity Incentive Plan, as amended (the "2013 Plan"), (ii) an aggregate of 350,000 shares (the “Non-Employee Shares”) of the Company’s Common Stock, par value $0.00001 per share (“Common Stock”) subject to issuance by the Company upon the exercise or settlement of awards (including any stock option, restricted stock, stock bonus, stock appreciation right, restricted stock unit or award of performance shares) granted or to be granted under the Company’s 2014 Non-Employee Equity Compensation Plan, as amended (the "2014 Non-Employee Plan") and (ii) an aggregate of 118,750 shares of Common Stock (the “Inducement Shares”) subject to issuance by the Company upon the settlement of non-plan inducement restricted stock units to purchase up to 118,750 shares of Common Stock (the “Inducement RSUs”) granted pursuant to Notice of Inducement Restricted Stock Units and Inducement Restricted Stock Unit Plan and Agreements (collectively, the “Inducement RSU Agreements”). The EIP Shares, the Non-Employee Shares and the Inducement Shares are sometimes collectively referred to in this letter as the “Shares.” In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following.

1)	The Second Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on March 13, 2014 and certified by the Delaware Secretary of State on August 12, 2016), as amended by Amendment No. 1 to the Second Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 14, 2014 and certified by the Delaware Secretary of State on August 12, 2016) (“Certificate”).

Energous Corporation

November 23, 2016

2)	The Amended and Restated Bylaws of the Company (filed as Exhibit 3.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on March 13, 2014) that the Company has represented to us are true and complete and effective as of the date hereof (“Bylaws”).

3)	The Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference.

4)	The prospectus prepared in connection with the Registration Statement (“Prospectus”).

5)	Copies of corporate proceedings of the Company’s Board of Directors (the “Board”) and the Company’s stockholders relating to adoption and/or approval of (i) the Certificate, (ii) the Bylaws, (iii) the 2013 Plan, (iv) the 2014 Non-Employee Plan, (v) the Inducement RSUs, (vi) the filing of the Registration Statement and (vii) the reservation by the Company of the Shares for sale and issuance pursuant to the 2013 Plan, 2014 Non-Employee Plan and the Inducement RSUS.

6)	The stock records that the Company has provided to us (consisting of a list of holders of options, warrants and any other rights to purchase or otherwise acquire shares of the Company’s capital stock from the Company, and a list of all shares of capital stock of the Company currently reserved for issuance by the Company prepared by the Company and dated November 17, 2016 verifying the number of such issued and outstanding securities).

7)	The 2013 Plan and related forms of 2013 Plan agreements for use thereunder, which are incorporated by reference as exhibits to the Company’s Registration Statement on Form S-1 filed on January 24, 2014.

8)	The 2014 Plan which is incorporated by reference as exhibits to Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed on March 13, 2014.

9)	The Form of Restricted Stock Unit Agreement and Form of Inducement Restricted Stock Unit Award Agreement, which are incorporated by reference as exhibits to the Company’s Form 10-K filed on March 30, 2015.

10)	The Inducement RSUs.

11)	A Certificate of Good Standing issued by the Delaware Secretary of State dated November 22, 2016, stating that the Company is in good standing under the laws of the State of Delaware (the “Certificate of Good Standing”).

12)	An Opinion Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations, including representations regarding documents listed above (the “Opinion Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Shares have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

Energous Corporation

November 23, 2016

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Opinion Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters. In giving our opinion, we have also relied upon a Certificate of Good Standing and representations made to us by the Company, including representations that the Company has available a sufficient number of authorized shares of Common Stock that are not currently outstanding or reserved for issuance under other outstanding securities or plans of the Company, to enable the Company to issue and deliver all of the Shares as of the date of this letter.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the Delaware General Corporation Law.

Based upon, and subject to, the foregoing, it is our opinion that:

(1)       The 2,150,000 EIP Shares that may be issued and sold by the Company upon the exercise or settlement of awards (including any stock option, restricted stock, stock bonus, stock appreciation right, restricted stock unit or award of performance shares) granted or to be granted under the 2013 Plan, when issued, sold and delivered by the Company against the Company’s receipt of payment therefor (in an amount and type of consideration not less than the par value per Share) in accordance with the terms (including payment provisions) of the 2013 Plan and the 2013 Plan Documents entered or to be entered into under the 2013 Plan and in the manner and for the consideration stated in the Registration Statement and the Prospectus and have been duly registered on the books of the transfer agent and registrar for the Shares in the name or on behalf of the holders thereof, will be validly issued, fully paid and nonassessable; and

(2)       The 350,000 Non-Employee Shares that may be issued and sold by the Company upon the exercise or settlement of awards (including any stock option, restricted stock, stock bonus, stock appreciation right, restricted stock unit or award of performance shares) granted or to be granted under the 2014 Plan, when issued, sold and delivered by the Company against the Company’s receipt of payment therefor (in an amount and type of consideration not less than the par value per Share) in accordance with the terms (including payment provisions) of the 2014 Plan and the 2014 Plan Documents entered or to be entered into under the 2014 Plan and in the manner and for the consideration stated in the Registration Statement and the Prospectus and have been duly registered on the books of the transfer agent and registrar for the Shares in the name or on behalf of the holders thereof, will be validly issued, fully paid and nonassessable; and

Energous Corporation

November 23, 2016

(3)       The 118,750 Inducement Shares that may be issued and sold by the Company against the Company’s receipt of payment therefor (in an amount and type of consideration not less than the par value per Share) in accordance with the terms (including payment provisions) of the applicable Inducement RSUs and in the manner and for the consideration stated in the Registration Statement and the Prospectus and have been duly registered on the books of the transfer agent and registrar for the Shares in the name or on behalf of the holders thereof, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is intended solely for use in connection with issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion speaks only as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

By: /s/ Fenwick & West LLP